EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Ethanol, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Pacific Ethanol, Inc. of our report dated April 14, 2006, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-KSB of Pacific Ethanol, Inc. for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Irvine, California
June 22, 2006